UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

CAVALIER HOMES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 7, 2009, Cavalier Homes, Inc. (the “Company”) made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of its director nominees at the Company’s 2009 annual meeting of stockholders. The Company urges stockholders to read the proxy statement because it contains important information.

Item 1: On April 28, 2009, the Company delivered the following presentation to Proxy Governance, Inc.:

Company and Industry Update - April 2009

Cautionary Statement for Investors
This presentation contains forward-looking statements
about future financial performance, business plans and
strategies of Cavalier Homes, Inc. (“Cavalier” or the
“Company”). Because forward-looking statements involve
risks and uncertainties, actual results may differ materially from those expressed or implied. Investors are cautioned
not to place undue reliance on these forward-looking
statements and are advised to carefully review the risk
factors described in documents that the Company files with
the Securities and Exchange Commission, including the
Annual Report on Form 10-K for 2008. Cavalier disclaims
any obligation to update information contained in this
presentation.

Cavalier Today
  Cavalier is the 6th largest manufactured housing
 company in the United States
  In 2008, the Company generated revenue of
 approximately $164.4 million and diluted earnings per
 share from continuing operations of $0.17
  Cavalier is one of the best capitalized public companies
 in the industry with $27.2 million of cash and only $0.6
 million of debt as of 3/28/09
  The Company sells through a network of over 280
 independent dealers, of which about 17% are exclusive
  Cavalier has approximately 10.0% market share in its
 core 11 states, which account for 94% of company sales

Company Headquarters
Home Manufacturing facilities
Properties Held for Sale
Core markets
Other markets

Cavalier Markets, Capabilities
Core markets
Other markets

  With distribution in Mississippi, Louisiana, Kansas, Missouri,
 Oklahoma, Arkansas and Texas, Legacy homes is a direct
 competitor

A Challenging Industry Backdrop
  Industry floor shipments reached a modern peak of
 609,000 floors in 1998
  Ease of entry, overexpansion of retail, and loose lending
 standards created inventory oversupply
  Lender exits caused chattel financing to evaporate
  Repossessions spiked in aftermath, suppressing
 traditional sales
  Loose lending standards for site built homes drew away
 many of the traditional buyers of manufactured homes
  77% drop in floor shipments between 1999-2008
  2008 saw the lowest industry shipments in 54 years

MHI Manufactured Housing Shipments
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
1959
1960
1961
1962
1963
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2002
2003
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2005
2006
2007
2008

MHI Industry Shipments

Proactive Steps to Weather the Storm
  Promoted lean manufacturing, operational efficiencies
  Improved gross margins to 18.2% in 2008 from 13.6% in
 2007
  Developed high-value products
  Limited risks and capital required in distribution by
 working mainly with independent dealers
  Significantly improved cash position and lowered debt
  Profitable in four of the past five years

Sale of CIS Business
  Sold CIS Financial Services to Triad Financial Services
  Purchase price was $765,000 in cash at closing plus the principal balance of certain outstanding installment contracts receivable as of the closing date, which will be paid to Cavalier as collected by
 Triad within 180 days of closing
  The transaction closed on February 27, 2009
  Improves liquidity position
  Freed up $14.1 million of stockholder’s equity tied up in financing business
  Lowers risk
  Triad will offer Cavalier’s dealers comparable programs
 to those provided by CIS

Potential Turnaround Drivers
  Tightening of lending standards for site built homes will
 push natural buyers back to manufactured housing
  Closures by competitors will improve supply dynamics
  Growing use of land-home deals for factory-built housing
  Emerging HUD home/modular trends
  FHA has raised the Title 1 limits for manufactured
 housing, which industry sources estimate could increase
 shipments as much as 10% - 15%

Cavalier Opportunities
  Situated to capitalize on expected Regional industry upturn
  Strong markets (CA, AZ, FL, MS, LA, TX)
  Available capacity in area
  Product offerings
  Broad product spectrum to meet market demand ($18,000 single-wide to
 $130,000 modular)
  Capability to build modular homes in existing facilities
  Competitive price points
  Attractive product lineup
  Potential to grow modular business
  Controlled manufacturing environment (faster completion time, greater consistency to specifications, more predictable costs)
  Lowers builders’ needs for construction loans
  Other Cavalier advantages
  Competency in efficient production of broad range of products
  Lean cost structure
  Good balance sheet

We Build Great Value In Our Products

Operating Income*
($ in millions)
$5.1
$12.3
$0.2
($8.7)
$2.9
2004
2005
2006
2007
2008

*Excludes Restructuring, Impairment and Other Related Charges

Operating Income

EPS From Continuing Operations
($ in millions)
$0.30
$0.68
$0.01
($0.46)
$0.17
2004
2005
2006
2007
2008

Net Income (Loss) Per Diluted Share

Net Income
($ in millions)
$3.4
$2.8
$2.2
$1.1
($196.6)
($175.8)
($30.4)
($12.9)
CAV
CVCO
CHB
DVLY
OTCBB:FLTW.Q
NOBH
PHHM
SKY

Relative Profitability

($196.6)
($175.8)
($30.4)
($12.9)
$3.4
$2.8
$2.2
$1.1
Note: Net income over the most recent reported twelve month period ending: 3/28/09 for CAV, 12/31/08 for CVCO and DVLY; 4/4/09 for CHB; 1/25/09 for FLTW.Q; 1/31/09 for
 NOBH; 12/26/08 for PHHM; and 2/28/09 for SKY.

Relative Stock Price Return			
	3 month	6 month	9 month	1 year
CAV	**31.1%**	**14.3%**	**(28.9%)**	**(3.6%)**
SKY	7.0%	9.6%	(26.9%)	(28.4%)
DVLY	(50.0%)	(52.0%)	(48.3%)	(36.8%)
CVCO	(1.1%)	(12.5%)	(25.5%)	(39.0%)
NOBH	0.0%	(20.8%)	(51.8%)	(54.3%)
PHHM	(29.9%)	(43.2%)	(59.9%)	(59.5%)
OTCPK:COHM	(36.6%)	(26.4%)	(51.6%)	(69.9%)
OTCPK:AHMS	(50.0%)	(71.4%)	(75.0%)	(77.8%)
OTCPK:LIBH.A	2.9%	(82.0%)	(85.0%)	(85.0%)
CHB	14.8%	(65.6%)	(83.5%)	(94.0%)
OTCBB:FLTW.Q	(68.5%)	(87.4%)	(99.0%)	(99.2%)
Average	**(16.4%)**	**(39.8%)**	**(57.8%)**	**(58.9%)**

  Cavalier has the best performing stock price of any
 manufactured housing company over the past three, six
 and twelve months
Recent Relative Stock Performance

As of 4/26/2009

Stock Price Performance Rank			
	1 year	3 Year	5 Year	Since 1996
CAV	#1	#5	#4	#4
SKY	#2	#2	#2	#2
DVLY	#3	NA	NA	NA
CVCO	#4	#3	#1	NA
NOBH	#5	#4	#3	#1
PHHM	#6	#6	#5	#3
OTCPK:COHM	#7	#7	#8	#5
OTCPK:AHMS	#8	#1	NA	NA
OTCPK:LIBH.A	#9	#8	#7	#7
CHB	#10	#9	#6	#6
OTCBB:FLTW.Q	#11	#10	#9	#8

  Cavalier’s stock has outperformed many manufactured
 housing companies, including the two largest, over the
 past 13 years
Historical Relative Stock Performance

As of 4/26/2009

Working Actively to Improve Liquidity
  Generated $2.7 million from the sale of the Company’s
 Cordele, GA facility
  Completed or in-process sales of financing assets
 expected to generate more than $2.9 million of cash
  Lowered inventory from $20.5 million in 2007 to $14.5
 million in Q1 2009
  Has one idle facility for sale

*Pro Forma for sale of the Cordele facility

Liquidity
($ in millions)
$14.4
$26.9
$26.0
$5.7
$22.0
$4.5
$31.2
$1.9
$27.2
$0.6
2005
2006
2007
2008
Q1 09
Cash
Total Debt

Improving Liquidity

Potential Tax Effects
  $10.0 million federal NOL carryforward as of December
 31, 2008
  35% expected federal tax rate after $10.0 million taxable
 income starts in years after 2008
  Valuation allowance for deferred tax assets of $16.0
 million as of December 31, 2008
  The valuation allowance may be reversed to income in
 future periods to the extent the deferred taxes are
 realized or the valuation allowance is no longer needed

Investment Considerations
  Strong balance sheet
  Improving gross margins
  Streamlined operations
  Profitable four of the past five years
  Industry poised to begin a rebound
  Board and management proactively working to handle
 challenging industry conditions and position the
 Company for future growth

Cavalier Has An Excellent Board
  6 of 8 Directors are Independent
  Engaged - Three year attendance rate of 98% for group
  Each has participated in:
  Plant visits and reviews
  Succession planning
  Strategic planning
  Annual budgets
  Capital expansion reviews
  Key Committees:
  Comprised of independent directors

Background of Proxy Contest
  2005, Company sells idled Ft. Worth, Texas facility to Mr. Hodgson and Mr. Shipley.
  May 2008, Mr. Donnell, Mr. Shipley and Mr. Hodgson meet in Austin, Texas. They engaged in general discussions about the manufactured housing business and about their respective businesses and operations. Mr. Hodgson and Mr. Shipley indicated a desire to combine Legacy with Cavalier.
  On May 29, 2008, Mr. Hodgson sent an email to Mr. Donnell acknowledging the meeting, indicating availability for a subsequent meeting during the month of June and noting that Mr. Hodgson and Mr. Shipley owned over 900,000 shares of our common stock.
  On June 20, 2008, Mr. Hodgson and Mr. Shipley met with most members of the Board of Directors of Cavalier and presented a proposal for Cavalier to buy Legacy Housing in exchange for 13 million shares of Cavalier common stock. The proposal included
 Mr. Hodgson and Mr. Shipley becoming two of the three permitted insider members of the Board of Directors of Cavalier and would have resulted in the equity owners of
 Legacy Housing, including Messrs. Hodgson and Shipley, owning in excess of 41% of
 Cavalier following the merger of Legacy Housing into Cavalier. The Board members determined that they did not want to proceed with a transaction with Legacy Housing.
 They believed the cost of such a transaction was too high and would unfairly dilute current Cavalier stockholders.

Background of Proxy Contest (cont.)
  In early January 2009, Mr. Donnell informed the Board that members of the Legacy
 Group had, among other things, criticized the decision to sell CIS Financial Services,
 Inc. (which was first announced on November 24, 2008).
  On January 21, 2009, Mr. Hodgson sent Mr. Donnell an email indicating that
 Mr. Hodgson intended to nominate three individuals for election to the Board of
 Directors.
  On January 22, 2009, the Board of Directors convened a meeting to discuss the
 Legacy Group nominations, the information provided by Mr. Donnell, and reviewed the information provided by the Legacy Group with respect to each of the three dissident nominees.
  As a result of these discussions, the Board of Directors concluded that it would be improper for individuals who are actively engaged in a business that is in direct competition with Cavalier to serve on the Board. The Board felt that it would violate the
 Board’s fiduciary duties to the stockholders to name individuals running a competing manufactured housing company to the Cavalier Board, where those individuals would have access to confidential information that Cavalier would not ordinarily share with competitors.

Background of Proxy Contest (cont.)
  At the January 22 meeting, Board members also discussed that the dissident nominees did not satisfy the criteria established by the Board for director nominees.
  Given the negative implications of allowing a competitor to become privy to confidential information, the Board of Directors determined to neither accept nor endorse the nominees of the Legacy Group.
  Following the Board meeting, the Legacy Group notified Cavalier that it intended to solicit proxies for three dissident nominees in opposition to the nominees selected by the Board of Directors and the Nominating and Governance Committee.

Harm in Replacing 1, 2 or 3 Directors
  Conflict of Interest
  Kenneth Shipley and Curtis Hodgson, co-founders and principals of Legacy Housing - a direct competitor of Cavalier
  Legacy Nominees Are Not Prepared
  No public company board experience
  No senior-level public company operating experience
  Disruption on the Board
  Legacy looking to replace the Chairman of the Board
  Remove the President and CEO from the Board
  Customer and employee concerns on change in strategic
 direction

NYSE Amex - CAV